EXHIBIT A

A Chronology of the beneficial acquisitions and dispositions of Class A Stock for Mr. Fazio since public registration of such stock.

D. FREDERICK FAZIO

                         Date         Amount        Voting Power

                        Jan-95                         200,159
                        Apr-95        1,000            201,159
                        May-95        2,000            203,159
                        May-95          500            203,659
                        Apr-96        5,000            208,659
                        Apr-96        2,000            210,659
                        Apr-96        3,500            214,159
                        Apr-96       50,000            264,159
                        Oct-96          500            264,659
                        Nov-96        1,000            265,659
                        Feb-97       33,000            298,659
                        Dec-97          500            299,159
                        Feb-98        1,000            300,159
                        Feb-98        1,000            301,159
                        Oct-98          500            301,659
                        Oct-99          500            302,159
                        Oct-00          500            302,659